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              GUARANTEED MINIMUM LIFETIME WITHDRAWAL BENEFIT RIDER
                                 MARKETING NAME

This rider is made a part of the contract to which it is attached. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the contract. THIS RIDER CANNOT BE TERMINATED EITHER BY YOU OR US PRIOR TO THE CONTRACT'S SETTLEMENT DATE.

This rider may require participation in our asset allocation program. Your Initial Asset Allocation Model is shown under Contract Data. Limitations may be imposed on the asset allocation models available for selection. These limitations may vary based on the amount of the initial purchase payment we accept for your contract.

The additional charge for this rider is described below.

DEFINITIONS

CONTRACT DATE, CONTRACT ANNIVERSARY, RIDER ANNIVERSARY

Your contract date is shown under Contract Data. It is the date from which contract anniversaries, contract years, and contract months are determined. Your contract anniversary is the same day and month as the contract date each year that the contract remains in force. Your rider anniversary is the same as your contract anniversary unless the rider is issued after the contract date. It is the same day and month as the rider effective date each year that the rider remains in force.

RIDER EFFECTIVE DATE

This rider is effective as of the contract date of this contract unless otherwise provided.

WITHDRAWAL

For purposes of this rider, the term "withdrawal" is equal to the term "surrender" in your contract and any other riders. Withdrawals will adjust contract values and benefits under all riders in the same manner as surrenders.

PARTIAL WITHDRAWAL

For purposes of this rider, the term "partial withdrawal" is a gross amount and will include any surrender charge and any market value adjustment.

WAITING PERIOD

The Waiting Period, as shown under Contract Data, is the number of years, starting on the rider effective date, that Step-up availability is limited if you take withdrawals under this rider. The end of the Waiting Period is the day prior to the anniversary.

GUARANTEED BENEFIT AMOUNT (GBA)

The Guaranteed Benefit Amount (GBA) is equal to the total cumulative withdrawals guaranteed by this rider. The GBA cannot be withdrawn and is not payable as a death benefit. The GBA is used to calculate the Guaranteed Benefit Payment.

REMAINING BENEFIT AMOUNT (RBA)

As you make withdrawals, they reduce the amount of GBA that is guaranteed by this rider as future withdrawals. At any point in time, the Remaining Benefit Amount (RBA) equals the amount of GBA that remains.

GUARANTEED BENEFIT PAYMENT (GBP)

At any time, the Guaranteed Benefit Payment (GBP) is the amount that the rider guarantees will be available for withdrawal each contract year after the Waiting Period, until the RBA is reduced to zero. During the Waiting Period, the annual withdrawal amount guaranteed by the rider may be less than the GBP due to the limitations the Waiting Period imposes on your ability to utilize both Step-ups and withdrawals. The annual withdrawal amount guaranteed by the rider during the Waiting Period is equal to the Remaining Benefit Payment at the beginning of the contract year as described below.

REMAINING BENEFIT PAYMENT (RBP)

As you make withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. At any point in time, the Remaining Benefit Payment (RBP) equals the amount that the rider guarantees will be available for withdrawal during the remainder of the current contract year. During the Waiting Period, when the amount that the rider guarantees to be available for withdrawal may be less than the GBP, the RBP will be the amount that is actually guaranteed. Withdrawing more than the RBP will subject the RBA and GBA to the excess withdrawal processing described later in this rider. When determining if a withdrawal will result in the application of the RBA and GBA excess withdrawal processing, we use the RBP amount on the date of (but prior to) the current withdrawal.


131034C                             Page 1                             (6/2006)

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COVERED PERSON

The Covered Person is the person whose life is used to determine when the Annual Lifetime Payment (ALP) is established and the duration of the ALP payments. The Covered Person is the oldest owner unless otherwise specified under Contract Data. The Covered Person may change if there is a spousal continuation or a change of ownership. If the owner is a non-natural person (i.e., a trust or corporation), the Covered Person is the oldest annuitant.

ANNUAL LIFETIME PAYMENT ATTAINED AGE (ALPAA)

The Annual Lifetime Payment Attained Age (ALPAA), as shown under Contract Data, is the age at which the lifetime benefit is established.

ANNUAL LIFETIME PAYMENT (ALP)

At any time after the rider effective date, or the rider anniversary following the date the Covered Person reaches the ALPAA if later, the Annual Lifetime Payment (ALP) is the amount that the rider guarantees will be available for withdrawal each contract year after the Waiting Period, until death (see Death Benefit Before the Settlement Date), without the possibility of reducing the guarantee provided by this rider. During the Waiting Period, the annual withdrawal amount guaranteed by the rider may be less than the ALP due to the limitations the Waiting Period imposes on your ability to utilize both Step-ups and withdrawals. The annual withdrawal amount guaranteed by the rider during the Waiting Period is equal to the Remaining Annual Lifetime Payment at the beginning of the contract year as described below.

REMAINING ANNUAL LIFETIME PAYMENT (RALP)

As you make withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. At any point in time after the establishment of the ALP, the Remaining Annual Lifetime Payment (RALP) equals the amount that the rider guarantees will be available for withdrawal during the remainder of the current contract year. During the Waiting Period, when the amount that the rider guarantees to be available for withdrawal may be less than the ALP, the RALP will be the amount that is actually guaranteed. Withdrawing more than the RALP will subject the ALP to the excess withdrawal processing described later in this rider. When determining if a withdrawal will result in the application of the ALP excess withdrawal processing, we use the RALP amount on the date of (but prior to) the current withdrawal.

STEP-UP DATE

The rider anniversary date if the Annual Step-up is processed automatically (see "Annual Step-up" below). If not, the valuation date we receive your written request to Step-up if we receive your request before the close of business on that day, otherwise the next valuation date.

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GUARANTEED MINIMUM LIFETIME WITHDRAWAL BENEFIT
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The Guaranteed Minimum Lifetime Withdrawal Benefit guarantees that you may take withdrawals each contract year until the later of death (as determined in Death Benefit Before the Settlement Date), or the RBA is depleted, regardless of investment performance.

- After the Waiting Period and before the establishment of the ALP, the rider guarantees that you can cumulatively withdraw an amount up to the GBP each contract year.

- During the Waiting Period and before the establishment of the ALP, the annual withdrawal amount guaranteed by the rider is equal to the RBP from the beginning of the contract year.

- After the Waiting Period and after the establishment of the ALP, the rider guarantees that you have the option to cumulatively withdraw an amount up to the ALP or the GBP each contract year, but the rider does not guarantee withdrawals of both the ALP and the GBP in a contract year.

- During the Waiting Period and after the establishment of the ALP, the rider guarantees that you have the option each contract year to cumulatively withdraw an amount up to the RALP or the RBP from the beginning of the contract year, but the rider does not guarantee withdrawals of both the RALP and the RBP in a contract year.

After the establishment of the ALP, if you withdraw an amount more than the RALP, the ALP may be reduced in accordance with the excess withdrawal processing as described below (see ALP - When a partial withdrawal is made).


131034C                             Page 2                             (6/2006)

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At any time, as long as your withdrawal does not exceed the RBP, you will not be assessed a surrender charge. If you withdraw an amount more than the RBP, the amount in excess of the RBP will be assessed any applicable surrender charges, and the GBA and RBA may be reduced in accordance with the excess withdrawal processing as described below (see GBA and RBA - When a partial withdrawal is made). At any time you may withdraw any amount up to your entire surrender value, subject to the excess withdrawal processing under the rider.

Certain values used to compute amounts available for withdrawal under the terms of this rider can be increased if your contract value has increased at the specified intervals (see Annual Step-Up). We may modify the charge for this rider if you elect the Annual Step-up (see Annual Rider Charge). If you take withdrawals during the Waiting Period, any previously applied Annual Step-ups will be reversed and the Annual Step-up will not be available until the rider anniversary following the Waiting Period. You may take withdrawals after the end of the Waiting Period without reversal of previously applied Annual Step-ups.

GUARANTEED BENEFIT AMOUNT (GBA) AND REMAINING BENEFIT AMOUNT (RBA)

Your GBA and RBA are determined at the following times and are subject to a maximum amount as shown under Contract Data:

1.    AT RIDER EFFECTIVE DATE

      If the rider is effective on the contract date, the GBA and RBA are set equal to the initial purchase payment plus any purchase payment credit (if applicable).

      If the rider is effective on a contract anniversary date, the GBA and RBA are set equal to the contract value on the later of that anniversary and the valuation date we receive your written request to add the rider if we receive your request before the close of business on that day, otherwise the contract value on the next valuation date.

2.    WHEN A SUBSEQUENT PURCHASE PAYMENT IS MADE

      Each additional purchase payment will have its own GBA and RBA established equal to the amount of the purchase payment plus any purchase payment credit. Upon each subsequent purchase payment:

      (A) the total RBA is recalculated to equal the sum of the individual RBAs immediately prior to the receipt of the additional purchase payment, plus the RBA associated with the additional purchase payment.

      (B) the total GBA is recalculated to equal the sum of the individual GBAs immediately prior to the receipt of the additional purchase payment, plus the GBA associated with the additional purchase payment.

3. WHEN A PARTIAL WITHDRAWAL IS MADE ON OR AFTER THE RIDER ANNIVERSARY FOLLOWING THE WAITING PERIOD

      Whenever such a partial withdrawal is made the total GBA and total RBA will be equal to the amount in either (A) or (B) as follows:

      (A) If the current withdrawal is less than or equal to the RBP, the total RBA is reduced by the amount of the partial withdrawal and the total GBA is unchanged.

      (B) If the current withdrawal exceeds the RBP, excess withdrawal processing will occur as follows:

            (i) the total GBA will be reset to the lesser of its current value and the contract value immediately following the partial withdrawal; and

            (ii) the total RBA will be reset to the lesser of its current value less the amount of the partial withdrawal and the contract value immediately following the partial withdrawal.

4.    WHEN A PARTIAL WITHDRAWAL IS MADE DURING THE WAITING PERIOD

      Upon the first such partial withdrawal, any previously applied Annual Step-ups will be reversed. Step-up reversal means that the GBA and RBA associated with each purchase payment will be reset to the amount of that purchase payment plus any purchase payment credit. The total GBA and total RBA will be recalculated to equal the sum of the individual GBAs and RBAs. The GBP will also be recalculated as described below (see Guaranteed Benefit Payment). These recalculated values are then used in the following calculations.

      Whenever such a partial withdrawal is made, and after reversal of any previously applied Annual Step-ups has been completed, the total GBA and total RBA will be equal to the amount in either (A) or (B) as follows:

      (A) If the current withdrawal is less than or equal to the RBP, the total RBA is reduced by the amount of the partial withdrawal and the total GBA is unchanged.


131034C                             Page 3                             (6/2006)

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      (B)   If the current withdrawal exceeds the RBP, excess withdrawal processing will occur as follows:

            (i) the total GBA will be reset to the lesser of its current value and the contract value immediately following the partial withdrawal; and

            (ii) the total RBA will be reset to the lesser of its current value less the amount of the partial withdrawal and the contract value immediately following the partial withdrawal.

5.    WHENEVER AN INDIVIDUAL RBA IS DEPLETED

      Whenever an RBA is depleted by a partial withdrawal, the GBA associated with that RBA will also be set to zero.

6.    UPON ANNUAL STEP-UP AS DESCRIBED BELOW.

GUARANTEED BENEFIT PAYMENT (GBP)

At any point in time, the GBP is calculated as follows:

1.    Determine the lesser of (A) or (B) for each purchase payment:

      (A) The individual GBA multiplied by the GBP Percentage shown under Contract Data.

      (B)   The individual RBA.

2. Add the results of Step 1 for each purchase payment to obtain the current total GBP.

If you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.

REMAINING BENEFIT PAYMENT (RBP)

At the beginning of each contract year during the Waiting Period and prior to any withdrawal, the RBP for each purchase payment is set equal to that purchase payment plus any purchase payment credit multiplied by the GBP Percentage shown under Contract Data.

At the beginning of any other contract year, each individual RBP is set equal to each individual GBP.

Each additional purchase payment will have its own RBP established equal to that payment's GBP. The total RBP is equal to the sum of the individual RBPs.

Whenever a partial withdrawal is made, the total RBP equals the total RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero.

ANNUAL LIFETIME PAYMENT (ALP)

Your ALP is determined at the following times and is subject to a maximum amount as shown under Contract Data:

1.    INITIAL ESTABLISHMENT

      On the rider effective date, or the rider anniversary following the date the Covered Person reaches the ALPAA if later, the ALP is set equal to the total RBA multiplied by the ALP Percentage shown under Contract Data.

2.    WHEN A SUBSEQUENT PURCHASE PAYMENT IS MADE

      Each purchase payment made subsequent to the establishment of the ALP increases the ALP by the amount of the purchase payment and any purchase payment credit multiplied by the ALP percentage shown under Contract Data.

3 WHEN A PARTIAL WITHDRAWAL IS MADE ON OR AFTER THE RIDER ANNIVERSARY FOLLOWING THE WAITING PERIOD

      Whenever such a partial withdrawal is made after the establishment of the ALP, the ALP will be equal to the amount in either (A) or (B) as follows:

      (A) If the current withdrawal is less than or equal to the RALP, the ALP is unchanged.

      (B) If the current withdrawal exceeds the RALP, excess withdrawal processing will occur and the ALP will be reset to the lesser of:

            (i)   the ALP immediately prior to the partial withdrawal; or

            (ii) the contract value immediately following the partial withdrawal multiplied by the ALP percentage shown under Contract Data.

      If you withdraw less than the ALP in a contract year, there is no carry over to the next contract year.

4.    WHEN A PARTIAL WITHDRAWAL IS MADE DURING THE WAITING PERIOD

      If the ALP has been established upon the first such partial withdrawal, any previously applied Annual Step-ups will be reversed. Step-up reversal means that the ALP will be reset to equal total purchase payments plus any purchase payment credits multiplied by the ALP Percentage shown under Contract Data. The recalculated value is then used in the following calculations.

      Whenever such a partial withdrawal is made, and after the reversal of any previously applied


131034C                             Page 4                             (6/2006)

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      Annual Step-ups has been completed, the ALP will be equal to the amount in either (A) or (B) as follows:

      (A) If the current withdrawal is less than or equal to the RALP, the ALP is unchanged.

      (B) If the current withdrawal exceeds the RALP, excess withdrawal processing will occur and the ALP will be reset to the lesser of:

            (i)   the ALP immediately prior to the partial withdrawal; or

            (ii) the contract value immediately following the partial withdrawal multiplied by the ALP percentage shown under Contract Data.

5.    UPON ANNUAL STEP-UP AS DESCRIBED BELOW.

6. UPON SPOUSAL CONTINUATION OR CHANGE OF OWNERSHIP AS DESCRIBED LATER IN THE RIDER.

REMAINING ANNUAL LIFETIME PAYMENT (RALP)

The RALP is established at the same time as the ALP.

At the beginning of each contract year during the Waiting Period and prior to any withdrawal, the RALP is set equal to total purchase payments plus any purchase payment credits multiplied by the ALP Percentage shown under Contract Data.

At the beginning of any other contract year, the RALP is set equal to the ALP.

Whenever a subsequent purchase payment is made, the RALP is increased by the amount of that purchase payment plus any purchase payment credits multiplied by the ALP Percentage shown under Contract Data.

Whenever a partial withdrawal is made, the RALP equals the RALP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero.

REQUIRED MINIMUM DISTRIBUTIONS

Notwithstanding the excess withdrawal processing provisions above, if you are taking required minimum distributions ("RMD") from this contract and the RMD calculated separately for this contract is greater than the RALP or RBP on the most recent rider anniversary, the portion of the RMD that exceeds the RALP or RBP on the most recent rider anniversary will not be treated as an excess withdrawal provided:

1.    the RMD is the life expectancy RMD for this contract alone, and

2.    the RMD amount is based on the requirements of Internal Revenue Code
      Section 401(a)(9), related Code provisions, and regulations thereunder that were in effect on the effective date of this rider.

Withdrawal amounts greater than the RALP or RBP on the most recent rider anniversary that do not meet these conditions will result in excess withdrawal processing.

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ANNUAL STEP-UP
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Beginning with the first rider anniversary, an Annual Step-up may be available.
If you take any withdrawals during the Waiting Period, any previously applied Annual Step-ups will be reversed and the Annual Step-up will not be available until the rider anniversary following the Waiting Period.

The Annual Step-up will be effective on the Step-up Date. Only one Annual Step-up will be allowed each contract year.

Other than the exception described above, on any rider anniversary where the RBA, or if established the ALP, would increase, the Annual Step-up is available.

- If the annual rider charge would not increase as a result of the Annual Step-up, we will execute the Annual Step-up automatically. When we execute the Annual Step-up automatically the Step-up Date will be the rider anniversary date.

- If the Annual Step-Up would result in an increase of the annual rider charge, we do not execute the Annual Step-Up automatically and you will be notified. You then have the option to elect the Annual Step-up, with the resulting charge increase, anytime within the 30 days following that rider anniversary.


131034C                             Page 5                             (6/2006)

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If the Annual Step-up is executed, the total RBA, total GBA, GBP, RBP, ALP, and
RALP will be adjusted as follows:

RBA STEP-UP

Subject to the maximum RBA shown under Contract Data, the total RBA will be increased to the greater of (A) and (B) as follows:

(A)   the total RBA immediately prior to the Annual Step-up; or

(B)   the contract value on the Step-up Date.

GBA STEP-UP

Subject to the maximum GBA shown under Contract Data, the total GBA will be increased to the greater of (A) and (B) as follows:

(A)   the total GBA immediately prior to the Annual Step-up; or

(B)   the contract value on the Step-up Date.

GBP STEP-UP

The GBP will be calculated as described earlier, based on the increased GBA and RBA.

RBP STEP-UP

Prior to any withdrawals during the Waiting Period, the RBP for each purchase payment will be calculated as that purchase payment plus any purchase payment credit multiplied by the GBP Percentage shown under Contract Data. The total RBP is equal to the sum of the individual RBPs.

Upon Step-up at any other time, the RBP will be calculated as the GBP after the Annual Step-up less all prior partial withdrawals made during the current contract year, but will never be less than zero.

ALP STEP-UP

After the establishment of the ALP, subject to the maximum ALP shown under Contract Data, the ALP will be increased to the greater of (A) and (B) as follows:

(A) the ALP immediately prior to the Annual Step-up; or

(B) the contract value on the Step-up Date multiplied by the ALP Percentage shown under Contract Data.

RALP STEP-UP

After the establishment of the ALP, and prior to any withdrawals during the Waiting Period, the RALP will be calculated as total purchase payments plus any purchase payment credits multiplied by the ALP Percentage shown under Contract Data.

Upon Step-up at any other time after the establishment of the ALP, the RALP will be calculated as the ALP after the Annual Step-up less all prior partial withdrawals made during the current contract year, but will never be less than zero.

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REMAINING BENEFIT AMOUNT (RBA) PAYOUT OPTION
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In addition to the annuity options available under the contract, a fixed payout option is available under this rider.

Under this option, the amount payable each year will be equal to the remaining schedule of GBPs but the total amount paid over the life of the annuity will not exceed the total RBA at the time you begin this fixed payout option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequently than annually. If, at the death of the owner, payments have been made for less than the total RBA, the remaining payments will be made to the beneficiary.

This option may not be available if the contract is issued to qualify under
Section 403 or 408 of the Internal Revenue Code of 1986, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS.

This payout option may be elected as a settlement option by the beneficiary of a contract subject to the Payments to Beneficiary section of the contract. Whenever multiple beneficiaries are designated under the contract, each such beneficiary's share of the proceeds, if they elect this option, will be in proportion to their applicable designated beneficiary percentage.

We reserve the right to adjust the future schedule of GBPs if necessary to comply with the Internal Revenue Code.


131034C                             Page 6                             (6/2006)

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CONTRACT PROVISION MODIFICATIONS
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Because of the addition of this rider to your contract, several contract provisions are hereby modified as described below.

PAYMENT LIMITS PROVISION

We reserve the right to restrict cumulative subsequent purchase payments to an amount less than the Maximum Purchase Payments Permitted, shown under Contract Data.

TRANSFERS OF CONTRACT VALUES PROVISION

If this rider requires participation in our asset allocation program, transfer privileges granted under the contract are suspended other than: 1) transfers among the available asset allocation models, or 2) transfers necessary to adjust contract value allocations to match the fixed and variable allocation percentages utilized in your asset allocation model.

RULES FOR SURRENDER PROVISION

If the contract value falls to below the minimum required value of $600 and the total RBA is greater than zero, the following will occur:

(A) If the Covered Person has not reached the ALPAA, the owner must choose to receive either the remaining schedule of GBPs until the total RBA equals zero, or wait until the rider anniversary following the date the Covered Person reaches the ALPAA and receive the ALP until the later of:

      (i)   the death of the Covered Person; or

      (ii)  the total RBA is reduced to zero.

      We will notify you of this option. If no election is made, the ALP will be paid.

(B) If the Covered Person has reached the ALPAA and the contract value is reduced to below the minimum required value of $600 as a result of fees or charges, or cumulative withdrawals that are less than or equal to the ALP, the owner must choose to receive either the remaining schedule of GBPs until the total RBA equals zero, or the ALP which will be paid until the later of:

      (i)   the death of the Covered Person; or

      (ii)  the total RBA is reduced to zero.

      We will notify you of this option. If no election is made, the ALP will be paid.

(C) If the Covered Person has reached the ALPAA and the contract value is reduced to below the minimum required value of $600 as a result of a withdrawal that is greater than the RALP, but less than or equal to the RBP, the remaining schedule of GBPs will be paid until the total RBA equals zero.

In (A), (B), and (C) above:

- These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequently than annually.

-     We will no longer accept subsequent purchase payments.

-     No more charges will be collected for the rider.

- The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.

If the contract value is reduced to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP, and the total RBA is reduced to zero, this rider and the contract will terminate.

If the contract value is reduced to zero as a result of a withdrawal that is greater than the RBP, this rider and the contract will terminate.

DEATH BENEFIT BEFORE THE SETTLEMENT DATE

If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the fixed payout option available under this rider, or
3) continue the contract under the spousal continuation provision below.

If the contract value equals zero at the death of the Covered Person, the following will occur:

(A) If the RBA is greater than zero and the owner had been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA is depleted.

(B) If the RBA is greater than zero and the owner had been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA is depleted.

(C) If the RBA equals zero, the benefit terminates. No further payments are made.


131034C                             Page 7                             (6/2006)

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SPOUSE OPTION TO CONTINUE CONTRACT UPON OWNER'S DEATH

If a surviving spouse chooses to continue the contract under the spousal continuation provision, the rider continues as part of the contract. The Waiting Period limitations on withdrawals and Step-ups, however, terminate upon spousal continuation. The GBA, RBA, and GBP values remain unchanged as a result of the spousal continuation. The RBP will be reset equal to the GBP less all prior partial withdrawals made during the current contract year. The Covered Person will be redetermined for the continued rider and is the Covered Person referred to below. The ALP and RALP will be reset as follows:

(A) If the ALP has been established and the Covered Person has reached the ALPAA as of the date of the continuation, the ALP is reset to the lesser of the ALP prior to continuation or the contract value upon continuation multiplied by the ALP Percentage shown under Contract Data. The RALP is reset to the ALP less all prior partial withdrawals made during the current contract year, but will never be less than zero.

(B) If the ALP has been established but the Covered Person has not reached the ALPAA as of the date of the continuation, the ALP is reset to zero from the date of continuation until the rider anniversary following the date the Covered Person reaches the ALPAA, when it is reset to the lesser of the RBA or that anniversary contract value, multiplied by the ALP Percentage shown under Contract Data. The RALP is reset to zero from the date of continuation until the rider anniversary following the date the Covered Person reaches the ALPAA, when it is set equal to the ALP.

(C) If the ALP has not been established but the Covered Person has reached the ALPAA as of the date of the continuation, the ALP is established on the date of continuation as the lesser of the RBA or the contract value, multiplied by the ALP Percentage shown under Contract Data. The RALP is established equal to the ALP less all prior partial withdrawals made during the current contract year, but will never be less than zero.

(D) If the ALP has not been established and the Covered Person has not reached the ALPAA as of the date of the continuation, the ALP will be established on the rider anniversary following the date the Covered Person reaches the ALPAA as the lesser of the RBA or that anniversary contract value, multiplied by the ALP Percentage shown under Contract Data. The RALP is established equal to the ALP.

The surviving spouse may elect to Step-up by making a written request to do so within 30 days following the date of the continuation of the contract. If the surviving spouse elects this Step-up, the total RBA will be reset to the greater of the total RBA and the contract value in effect on the valuation date we receive the spouse's written request to Step-up if we receive the request before the close of business on that day, otherwise the contract value on the next valuation date. The GBA will be reset to the greater of the GBA and the contract value on that same valuation date. The ALP, if established, will be increased to the contract value on that same valuation date multiplied by the ALP Percentage shown under Contract Data. We may modify the charge for this rider if the spouse elects to Step-up.

CHANGE OF OWNERSHIP

If there is a change of ownership, the Covered Person will be redetermined and is the Covered Person referred to below, and the following will occur:

(A) If the ALP has been established and the Covered Person has reached the ALPAA as of the date of the ownership change, the ALP is reset to the lesser of the current ALP or the current contract value multiplied by the ALP Percentage shown under Contract Data. If the ownership change occurs prior to a withdrawal during the Waiting Period, the RALP is reset to the lesser of the ALP or total purchase payments plus any purchase payment credits multiplied by the ALP Percentage shown under Contract Data. If the ownership change occurs at any other time, the RALP is reset to the ALP less all prior partial withdrawals made during the current contract year.

(B) If the ALP has been established and the Covered Person has not reached the ALPAA as of the date of the ownership change, the ALP is reset to zero from the date of the ownership change until the rider anniversary following the date the Covered Person reaches the ALPAA, when it is reset to the lesser of the RBA or that anniversary contract value, multiplied by the ALP Percentage shown under Contract Data. The RALP is reset to zero from the date of the ownership change until the rider anniversary following the date the Covered Person reaches the ALPAA. If that anniversary is prior to a withdrawal during the Waiting Period, the


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      RALP is set on that anniversary equal to the lesser of the ALP or total purchase payments plus any purchase payment credits multiplied by the ALP Percentage shown under Contract Data. At any other time, the RALP is set on that anniversary equal to the ALP.

(C) If the ALP has not been established but the Covered Person has reached the ALPAA as of the date of the ownership change, the ALP is established on the date of the ownership change as the lesser of the RBA or the contract value multiplied, by the ALP Percentage shown under Contract Data. If the ownership change occurs prior to a withdrawal during the Waiting Period, the RALP is established on the date of the ownership change equal to the lesser of the ALP or total purchase payments plus any purchase payment credits multiplied by the ALP Percentage shown under Contract Data. If the ownership change occurs at any other time, the RALP is established on the date of the ownership change equal to the ALP less all prior partial withdrawals made during the current contract year.

(D) If the ALP has not been established and the Covered Person has not reached the ALPAA as of the date of the ownership change, the ALP will be established on the rider anniversary following the date the Covered Person reaches the ALPAA as the lesser of the RBA or that anniversary contract value multiplied by the ALP Percentage shown under Contract Data. If that anniversary is prior to a withdrawal during the Waiting Period, the RALP is established on that anniversary equal to the lesser of the ALP or total purchase payments plus any purchase payment credits multiplied by the ALP Percentage shown under Contract Data. At any other time, the RALP is established on that anniversary equal to the ALP.

--------------------------------------------------------------------------------
ANNUAL RIDER CHARGE
--------------------------------------------------------------------------------

We deduct the fee for this rider once a year from your contract value on your contract anniversary. We pro-rate this fee among the subaccounts, and the Regular Fixed Account (if applicable) in the same proportion your interest in each account bears to your total contract value less amounts in Guarantee Period Accounts ("GPAs") or any Special DCA account. Such charges will only be deducted from GPAs and any Special DCA account if insufficient amounts are available from the fixed account and variable subaccounts.

The fee is calculated on your contract anniversary by multiplying the Annual Rider Charge by the greater of the anniversary contract value or the total RBA. This charge may vary with your asset allocation model.

The Initial Annual Rider Charge associated with your initial asset allocation model is shown on your Contract Data page. This charge may increase if:

(A) you change your asset allocation model and the Annual Rider Charge for the new investment allocation is higher on the valuation date we receive your written request; or

(B)   you elect the Annual Step-up.

The new charge will be the charge in effect on the valuation date we receive your written request to change your asset allocation model or Step-up if we receive your request before the close of business on that day, otherwise the charge in effect on the next valuation date.

There is no increase in the Annual Rider Charge for automatic Annual Step-ups.

The Annual Rider Charge is subject to the Maximum Annual Rider Charge shown under Contract Data.

If your contract is terminated for any reason or when annuity payouts begin, the rider charge will be deducted, adjusted for the number of calendar days coverage was in place during the contract year.

[ILLEGIBLE]

ABCD

Secretary

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